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                                                             Exhibit (10) - (53)

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made this 3rd day of April, 2001, between JOHN D. TURNER, a resident of the Commonwealth of Pennsylvania (the "Executive"), THE LTV CORPORATION, a Delaware corporation ("LTV") and COPPERWELD CORPORATION, a Delaware corporation ("Copperweld") (LTV and Copperweld are sometimes referred in collectively as the "Corporation" and the term "Corporation" shall be deemed to refer to LTV and Copperweld jointly and severally).

                              W I T N E S S E T H:

         WHEREAS, the Executive, LTV and Copperweld are currently parties to an Employment Agreement (the "Current Agreement"); and

         WHEREAS, in accordance with the provisions of Section 5(b)(1)(i) of the Current Agreement, on March 20, 2000, the Executive delivered to the Corporation written notice of his intent to quit or retire from service with the Corporation after March 20, 2001 (the "Written Notice"); and

         WHEREAS, on December 29, 2000, LTV and Copperweld filed petitions in bankruptcy (In re: LTV Steel Company, Inc., a New Jersey corporation, ET AL., Case No. 00-43866, United States Bankruptcy Court, Northern District of Ohio, Eastern Division) (the "Bankruptcy Proceeding"); and

         WHEREAS, LTV and Copperweld believe that the Executive is essential to the future of LTV and Copperweld and that his efforts on their behalf are, and will continue to be, of critical importance to the future direction of LTV and Copperweld and to the development and confirmation of a plan of reorganization (a "Plan") for the Corporation; and

         WHEREAS, LTV and Copperweld have requested that the Executive withdraw the Written Notice and agree to enter into this Agreement in recognition of the crucial role that they believe the Executive has in their future and, in consideration therefor, LTV and Copperweld have agreed that the Current Agreement will be terminated in its entirety as of the effective date of this Agreement and replaced by this Agreement.

         NOW, THEREFORE, in consideration of the mutual obligations and other consideration contained herein, the parties hereto, intending to be legally bound, agree as follows:

         1. EMPLOYMENT.

                  (a) The Executive hereby withdraws the Written Notice. The Corporation hereby employs the Executive to render services to LTV as an Executive Vice President and as Chief Operating Officer of LTV and LTV Steel Company, Inc. ("LTV Steel") and to render services to Copperweld as the President of Copperweld. The Executive shall devote his full time and attention to rendering his services in the general management of the business of the Corporation and assisting the Corporation in the strategic allocation of its assets and general long-term strategic planning, with reporting responsibility for LTV Steel, Copperweld, VP


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Buildings and information technology functions. The Executive shall report to the Chief Executive Officer of LTV and perform such other duties commensurate with his positions as may be specified from time to time by the Chief Executive Officer of LTV.

                  (b) The Executive hereby accepts such employment and agrees that he will during the continuance hereof devote his full time and attention and best talents and abilities to the duties of employment hereby accepted by him.

                  (c) The Executive agrees, if nominated and elected, to serve without additional compensation as a Director or member of any committee of the Board of Directors of the Corporation, provided that the Executive is reasonably satisfied that the Corporation is able to provide adequate indemnification and/or insurance coverage for the Executive for so long as he serves in such capacities.

         2. TERM. The term of the Executive's employment under this Agreement shall commence upon the execution of this Agreement (hereinafter called "Effective Date") and continue until January 1, 2003, unless earlier terminated as set forth herein (the "Term"). This Agreement shall be effective and binding on the Effective Date. Unless specifically set forth herein to the contrary, the Executive's rights and the Corporation's corresponding rights or obligations under this Agreement shall not terminate on the end of the Term but shall continue until all amounts due Executive or the Corporation hereunder are paid in full and all obligations of the parties are satisfied.

         3. PLACE OF EMPLOYMENT. The Corporation agrees that the Executive will have his principal office at and will perform his principal duties at Copperweld's headquarters office, Four Gateway Center, Pittsburgh, Pennsylvania, or LTV's headquarters, 200 Public Square, Cleveland, Ohio, or at such other address to which Copperweld's headquarters or LTV's headquarters may be removed during the Term. Notwithstanding the foregoing, the Executive acknowledges that it will be necessary for him to spend a substantial proportion of his working week in Cleveland, Ohio, and that it may be necessary from time to time for him, in the performance of his duties, to travel on behalf of the Corporation and to perform such duties while temporarily away (for unpredictable periods of time) from his principal office.

         4. COMPENSATION. As compensation to the Executive for his performance of the services to be rendered hereunder and for his performance of all the additional obligations of employment imposed by common law or statutory law with respect to his positions and offices with the Corporation, the Corporation agrees to pay to the Executive, and the Executive agrees to accept, the following salary, other compensation and benefits, in addition to the other compensation and benefits provided under this Agreement:

                  (a) During the Term, the Corporation shall pay the Executive, in equal monthly installments, a salary at an annual rate of $600,000 or greater (the "Annual Salary"). Such rate shall be reviewed annually in accordance with the Corporation's policies to determine whether Executive's Annual Salary should be increased.

                  (b) During the Term, the Executive shall be entitled to participate in an annual incentive bonus program with an annual target incentive heavily weighted towards integrated




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steel of not less than sixty percent (60%) of his Annual Salary. In addition, if the Corporation awards its executive class of officers bonuses and/or incentive compensation in addition to an annual incentive bonus, the Executive shall be entitled to participate equitably in such bonuses and/or additional incentive compensation.

                  (c) During the Term, the Executive shall be entitled to participate in any and all of the Corporation's present or future employee benefit plans, including without limitation pension plans, profit-sharing plans, insurance plans, and other benefits, which are generally applicable to the Corporation's executives; provided, however, that the accrual and/or receipt by the Executive of benefits under and pursuant to any such present or future employee benefit plan shall be determined and controlled by the provisions of such plan, and, provided further, that the Executive shall not participate in any nonqualified pension benefit plan of the Corporation, including, without limitation, the Copperweld Corporation Senior Executive Retirement Plan. Without limiting the foregoing, the Corporation agrees to provide not less than the amount of split-dollar whole life insurance on the life of the Executive as in effect on the Effective Date. The parties hereto acknowledge that the matter of split-dollar insurance on the Executive's life is subject to and covered by an Amended, Merged and Restated Split Dollar Life Insurance Agreement, dated December 13, 1996, between Copperweld and the Executive (the "Split Dollar Agreement"), which Split Dollar Agreement is controlling. The Split Dollar Agreement may not be amended or terminated without the consent of the parties thereto.

                  (d) During the Term, the Corporation shall provide the Executive with a suitable apartment, including all utilities, in Cleveland, Ohio, with any taxes imposed on income imputed to the Executive as a result of the provision of such apartment and utilities grossed up.

         5. RETENTION PAYMENT.

         Should the Executive continue in the employ of the Corporation until the dates of payment provided below in this Section 5, the Corporation shall pay to the Executive in cash a retention payment (the "Retention Payment") equal to the Deferral Account (as defined below), subject to the terms and conditions provided below:

                  (a) CALCULATION AND PAYMENT. One million five hundred thousand dollars ($1,500,000) of deferred compensation has previously been credited by the Corporation to an account (the "Deferral Account") for the Executive in the LTV Corporation Executive Deferred Compensation Plan (the "EDC Plan"). The Deferral Account has been hypothetically invested in accordance with the terms of the EDC Plan and has been credited and debited with investment gains and losses. On March 20, 2001 the balance in the Deferral Account was $1,458,070.

                  Subject to the provisions of Section 7(b) below, the Executive shall be paid the Retention Payment first by the Corporation until the Trust (as defined below) has sufficient funds to make all remaining payments pursuant to this Section 5(a) and Section 6(a) below, and then from the Trust, but if the Trust has insufficient funds, then by the Corporation, according to the following schedule:



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

               Date of Payment                         Amount of Payment
       --------------------------------     ---------------------------------------
       June 30, 2001                        25% of the then balance in the Deferral
                                            Account;

       January 1, 2002                      33 1/3% of the balance in the Deferral
                                            Account on December 31, 2001;

       The earlier of June 30, 2002 or      50% of the then balance in the Deferral
       confirmation of a Plan               Account;

       The earlier of January 1, 2003 or    100% of the then balance in the Deferral
       confirmation of a Plan               Account

subject, in each case, to the Executive's continued employment by the Corporation on such date of payment.

                  (b) ACCELERATION OF PAYMENTS: Anything in this Agreement to the contrary notwithstanding, the entire unpaid balance of the Deferral Account shall be payable immediately upon any of the following events:

                           (1) the death of the Executive;

                           (2) the permanent incapacity of the Executive
(determined in accordance with Section 9 of this Agreement);

                           (3) the involuntary termination of the Executive's
employment by the Corporation for any reason;

                           (4) the confirmation of a Plan;

                           (5) the sale of substantially all the combined assets
or combined stock of LTV Steel and Copperweld; or

                           (6) the voluntary termination by the Executive of his
employment after the appointment of a new Chief Executive Officer of LTV (or its successor), other than the Executive, provided that in the event of such appointment the Executive shall have given six (6) months' prior written notice to the Chief Executive Officer of LTV of his intention to so terminate.

                  (c) RETENTION PAYMENT NOT PENSIONABLE. The Retention Payment shall not be taken into account for purposes of any pension or other benefit calculations under any plan, policy, program or arrangement of the Corporation, including, but not limited to the supplemental pension benefits provided for in
Section 6.

         6. SUPPLEMENTAL PENSION PAYMENTS.

                  (a) CALCULATION AND PAYMENT. (1) Should the Executive continue in the employ of the Corporation until January 1, 2003, the Corporation shall pay to the Executive in cash a lump sum (the "Supplemental Pension Payment") that is actuarially equivalent (using the




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Copperweld Corporation Pension Plan definition of Actuarial Equivalent benefit for purposes of calculating lump sum (for non-periodic) benefit payments in effect on the date of this Agreement) in present value to a supplemental pension benefit, beginning January 1, 2003, payable to the Executive in monthly installments for his lifetime equal to the difference between (A) all amounts which the Executive will receive as Primary Social Security benefits, plus the employer-provided retirement income benefits that will become payable under the qualified and non-qualified defined benefit plans and defined contribution plans of the Corporation, including Copperweld and the Jones & Laughlin Steel Company, or any successor corporation (such defined benefit plans and defined contribution plans are collectively referred to as the "Pension Plan") and (unless waived by the Corporation as more fully set forth at the end of this Section 6(a)) under the qualified defined benefit plans, qualified defined contribution plans and/or qualified money purchase plans of other employers, and
(B) forty-three and eighty-three and one-third one hundredths percent (43.8334%) of the average of the highest annual compensation paid by the Corporation to him in any three consecutive calendar years of the ten most recently completed calendar years ending on December 31, 2002 (the "Average Annual Compensation"). In determining the Executive's annual compensation, the amounts to be included in this calculation shall be limited to his Annual Base Salary and his yearly bonus and/or additional yearly incentive compensation (and for this purpose, the Executive's yearly bonus and/or additional yearly incentive compensation, if any, shall be deemed to have been paid, and shall be included in his annual compensation, in the year that they are earned, even if they are paid in a subsequent year), and shall exclude all other compensation and other benefits received by the Executive including, but not limited to, the Deferral Account, the Retention Payment and long-term incentive bonuses such as stock option rights and restricted stock. In addition, and for the purpose of this calculation, the amount of the Executive's annual compensation shall not be reduced by the amount of salary, bonus or yearly incentive compensation the receipt of which the Executive elects to defer pursuant to a plan or arrangement approved by and participated in by the Corporation.

                  For purposes of the offsets referred to above, the phrase "employer-provided retirement income benefits payable under the qualified and non-qualified defined benefit plans and defined contribution plans of the Corporation and under the qualified defined benefit plans, qualified defined contribution plans, and/or qualified money purchase plans of other employers," shall mean those benefits that will become payable to the Executive under all such plans on December 31, 2002, provided that, in the case of a defined benefit pension plan (C) in the event that the Executive is married on December 31, 2002, the amount of the offset with respect to any such plan shall not be less than the amount he would receive as a qualified joint and survivor benefit, or
(D) in the form of a single life annuity if the Executive is not married. In the case of a qualified defined contribution plan or a qualified money purchase plan, the amount of the offset shall be the Executive's account value on December 31, 2002. Also for purposes of the offsets referred to above, the phrase "employer-provided retirement income benefits payable under the qualified and non-qualified defined benefit plans and defined contribution plans of the Corporation and under the qualified defined benefit plans, qualified defined contribution plans, and/or qualified money purchase plans of other employers" shall not include any retirement income benefits attributable to employer contributions made as a result of the Executive's election to reduce or defer the receipt of his salary pursuant to a qualified cash or deferred arrangement under Section 401(k) of the Code or pursuant to any comparable arrangement permitted under current or subsequent law.




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                  The Executive shall have the right to request that the offsets hereinabove set forth for amounts attributable to the qualified defined benefit plans, qualified defined contribution plans, and/or the qualified money purchase plans of other employers be waived, so that such amounts would not be taken into account in calculating the amount of the supplemental pension benefit hereunder. Such request for waiver shall be in writing and shall be addressed to all the members of the Compensation and Organization Committee (the "Committee") of the Board of Directors of LTV (or the successor in function to the Committee). The Committee shall render its decision on the Executive's request as soon as practicable following receipt thereof. The Committee's decision will be final and not subject to appeal.

                  (2) Notwithstanding the provisions of Section 6(a)(1) above,
(A) in the event the Executive terminates employment prior to January 1, 2003 for one of the reasons specified in Section 6(c) below, then the percentage of Average Annual Compensation specified in Section 6(a)(1)(B) shall be reduced by eight and one-third one-hundredths of one percent (.08334%) for each full calendar month that such termination precedes January 1, 2003; and (B) in no event shall the Supplemental Pension Payment exceed the sum of Four Million Seven Hundred Thousand Dollars ($4,700,000).

                  (b) PAYMENT OF SUPPLEMENTAL PENSION PAYMENT FROM TRUST. Subject to the provisions of Section 7(b) below, the Executive shall be paid the Supplemental Pension Payment from the Trust (as defined below), but if the Trust has insufficient funds, then the balance of such payment shall be paid by the Corporation.

                  (c) ACCELERATION OF PAYMENTS. Anything in this Agreement to the contrary notwithstanding, the Supplemental Pension Benefit shall be payable immediately upon any of the following events:

                           (1) the death of the Executive;

                           (2) the permanent incapacity of the Executive
(determined in accordance with Section 9 of this Agreement);

                           (3) the involuntary termination of the Executive's
employment by the Corporation for any reason;

                           (4) the confirmation of a Plan; or

                           (5) the sale of substantially all of the combined
stock or combined assets of LTV Steel and Copperweld; or

                           (6) the voluntary termination by the Executive of his
employment after the appointment of a new Chief Executive Officer of LTV (or its successor), other than the Executive, provided that in the event of such appointment the Executive shall have given six (6) months' prior written notice to the Chief Executive Officer of LTV of his intention to so terminate.




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         7. ESTABLISHMENT OF TRUST.

                  (a) SECURITY FOR PAYMENTS. The Corporation's obligations under
Section 5 and Section 6 shall be secured by the establishment of a trust for the benefit of the Executive (the "Trust") with Mellon Bank, N.A., as trustee (the "Trustee") in accordance with an agreement of trust between the Corporation and the Trustee in the form attached hereto as Exhibit A (the "Trust Agreement"). Upon the establishment of the Trust, which shall occur on the Effective Date contemporaneously with the execution of this Agreement, the Corporation shall deposit by wire transfer to an account with the Trustee an amount equal to the sum of (1) the assets in the Trust Under Copperweld Corporation Supplemental Pension Plan, established under an agreement dated November 10, 1999 between Copperweld and Mellon Bank, N.A., as Trustee, (2) the assets in the Trust Under Copperweld Corporation for Employment Agreement with John D. Turner, established under an agreement dated November 10, 1999 between Copperweld and Mellon Bank, N.A., as Trustee, and (3) the assets attributable to the Deferral Account held in the Trust Agreement dated December 16, 1994 between LTV and Mellon Bank, as Trustee, such amount to be held by the Trustee in accordance with the Trust Agreement and this Agreement. The Corporate Representative (as defined below) shall direct the Trustee to pay the Retention Payment to the Executive as provided in Section 5(a), subject to the provisions of Section 7(b) below, and to pay the Supplemental Pension Payment as provided in Section 6(a) to the Executive, subject to the provisions of Section 7(b) below. The Corporation hereby appoints the Chairman of the Compensation and Organization Committee of LTV to act as the representative of the Corporation (the "Corporate Representative") for the purpose of sending and receiving notices on behalf of the Corporation under the Trust and providing directions to the Trustee, including, without limitation, directions to pay the amounts required to be distributed to the Executive under the Trust or this Agreement. In the event of the resignation, removal, death or incapacity of the Corporate Representative, the Corporation shall, with the approval of the Executive, appoint a successor to the Corporate Representative, which approval shall not be unreasonably withheld. If the Executive or his beneficiary, estate or personal representative of the Executive is entitled to accelerated payments as provided in Section 5(b) and Section 6(c) above, then the Corporate Representative shall immediately give notice of such event to the Trustee and direct the Trustee to immediately pay to the Executive (or the designated beneficiary, estate or personal representative of the Executive, as the case may be) the balance of the Retention Payment and the Supplemental Pension Payment, or if less, the total amount held in the Trust.

                  (b) FORFEITURE OF PAYMENTS. If the Executive voluntarily terminates his employment with the Corporation for reasons other than those set forth in Sections 5(b)(4), 5(b)(5) or 5(b)(6) or Sections 6(c)(4), 6(c)(5) or 6(c)(6) above, the Executive shall forfeit his right to receive any of the amounts in the Trust as of the date of such voluntary termination, and the Corporate Representative shall give written notice to the Trustee directing the Trustee that such amounts shall revert back to the Corporation and that the Trust shall be terminated.

                  (c) REIMBURSEMENT FOR TRUST EXPENSES. The Corporation agrees to pay all costs and expenses relating to the administration of the Trust, including, without limitation, investment fees, administrative costs, legal fees or costs of indemnification ("Trust Expenses"). To the extent the Trust is charged with Trust Expenses, the Corporation shall immediately




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reimburse the Trust, or if a distribution has been made to the Executive from the Trust, to the Executive the full amount of such Trust Expenses.

         8. COVENANT AGAINST COMPETITION.

                  (a) The Executive agrees that (1) at all times during the Term, (2) for two years after the Executive retires or is terminated for any reason, or voluntarily terminates his employment, and (c) any time in which the Executive is receiving an Annual Salary from the Corporation, or the equivalent of his Annual Salary from the Corporation, after the end of the Term (but for purposes of this Section 8, the payment of any form of pension or retirement benefits to the Executive in connection with his retirement from the Corporation or under any qualified or nonqualified plans which provide retirement benefits in accordance with the Corporation's policies regarding the retirement of senior executives shall not be considered to be Annual Salary or its equivalent), the Executive will not directly or indirectly engage in any business which is competitive with any business then actively conducted by Copperweld or LTV or any affiliate of LTV, either as owner, partner, officer or employee of such a business, and the Executive will not consult with any such competitive business; provided, however, that ownership by the Executive of not more than five percent (5%) of the outstanding shares of stock of any national stock exchange shall not be deemed to be a violation of this covenant. Notwithstanding anything in this
Section 8 to the contrary, the covenant not to compete in this Section 8 shall be void and of no further effect if, prior to or following such termination, (3) there is a Change in Control (as defined below) of Copperweld or LTV or (4) the Corporation fails or has failed to pay the Executive any amounts due to the Executive hereunder.

                  If the Executive is first elected to be a director of any business enterprise after the Effective Date, neither such election nor the Executive's service as a director of such business enterprise shall be deemed to be a violation of this covenant if, prior to accepting any such directorship, the Executive seeks and secures the prior approval of the Board of Directors of LTV. Notwithstanding the foregoing, the Executive is expressly permitted to continue to serve as a director of any business enterprise of which he was serving as a director as of the Effective Date, and he shall not be deemed to be in violation of the foregoing covenant by continuing such service from and after the Effective Date.

                  (b) For purposes of this Agreement a "Change in Control" means the occurrence of any of the following events:

                           (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the combined voting power of the then outstanding Voting Stock of LTV; provided, however, that for purposes of this Paragraph, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from LTV that is approved by the Incumbent Board,
         (B) any acquisition by LTV, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by LTV or any Subsidiary, or (D) any acquisition by any Person pursuant to a Business Combination that complies with clauses (I), (II) and (III) of Paragraph
         (iii) of this definition; or




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                           (ii) individuals who, as of the date hereof,
         constitute the Board of Directors of LTV (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by LTV's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of LTV in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (iii) consummation of (A) a reorganization, merger or consolidation of LTV, (B) a sale or other disposition of all or substantially all of the assets of LTV, (C) a reorganization, merger or consolidation of LTV Steel Company, Inc. ("LTV Steel"), (D) a sale or other disposition of all or substantially all of the assets of LTV Steel, (E) a reorganization, merger or consolidation of Copperweld, or
         (F) a sale or other disposition of the capital stock or of all or substantially all the assets of Copperweld (each, a "Business Combination"), unless, in each case, immediately following such Business Combination, (I) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of LTV immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66 2/3% of the then outstanding shares of common stock (or comparable equity interests) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing persons) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns LTV, Copperweld, LTV Steel, all or substantially all of the assets of LTV, LTV Steel or Copperweld either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock of LTV, (II) no Person (other than LTV, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by LTV, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock (or comparable equity interests) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing persons) of such entity, and (III) at least a majority of the members of the board of directors (or comparable governing persons) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                           (iv) approval by the shareholders of LTV or Copperweld of a complete liquidation or dissolution of LTV or Copperweld, except pursuant to a Business




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

         Combination that complies with clauses (I), (II) and (III) of Paragraph
         (iii) of this definition.

         9. DISABILITY.

                  (a) If, because of illness or otherwise, the Executive should become disabled from performing his duties hereunder, the Executive shall be entitled to a leave of absence from the Corporation for the duration of any such disability for a period or periods of up to, but not exceeding, one (1) year in the aggregate during the Term. During any such leave of absence, the Executive's compensation and status as an employee hereunder shall continue as provided herein; provided, however, that amounts, if any, payable to the Executive under any Disability Income Plan of the Corporation will be offset against the Executive's compensation which is payable under this Agreement.

                  (b) The Executive shall be deemed to be permanently incapacitated only if and when either (i) such leaves of absence for disability shall have continued for more than one (1) year in the aggregate during the Term, or (ii) a single leave of absence for disability shall have continued for a period of six (6) consecutive months and thereafter, upon impartial medical advice which shall have been certified to the Corporation that the disability under either (i) or (ii) above is such that it will substantially impair the Executive's ability to perform his duties hereunder.

                  (c) In calculating the period of six consecutive months referred to in subsection (b) hereof, that period shall be deemed to begin on the first day of the calendar month in which the Executive is first absent on account of the state or condition which leads to his permanent incapacity hereunder.

                  (d) If the Executive becomes permanently incapacitated, as specified in Section 9(b) above, the Corporation may terminate the employment of the Executive hereunder by giving the Executive (or his personal representative) written notice of such termination during the continuance of such disability and, in lieu of any further salary, the Corporation shall pay to the Executive as soon as practicable, as a disability allowance, a sum equivalent to three (3) years' salary at the Annual Salary rate in effect at the date of the permanent incapacity, which sum shall be payable to the Executive or to his estate (incompetent's or decedent's) in thirty-six (36) equal monthly installments. The monthly installments described in the preceding sentence shall be reduced by the monthly amounts (if any) payable to the Executive under any disability income plan of the Corporation after the date of the permanent incapacity therein described. Such termination shall not affect the Corporation's obligations hereunder apart from salary including, without limitation, the Corporation's obligations, if any, under Sections 5, 6 and 7 hereof.

         10. BENEFIT IN EVENT OF DEATH DURING THE TERM. If the Executive should die during the Term, then an amount equal to three times the Annual Salary in effect at the date of the Executive's death shall be paid in thirty-six (36) equal monthly installments to the beneficiary or beneficiaries designated by the Executive to the Corporation in writing or absent such a designation, to his estate, which payments will begin as soon as practicable after his death.




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         11. WITHHOLDING OF APPROPRIATE TAXES. It is understood and agreed by the parties hereto that the Corporation shall withhold appropriate taxes from compensation and with respect to any other economic benefits herein provided when such withholding is, in the reasonable judgment of the Corporation, required by law or regulation.

         12. INVOLUNTARY TERMINATION OF EMPLOYMENT.

                  (a) The Executive agrees that he is an at-will employee of the Corporation, and that, subject to the terms of this Agreement, the Employee may be terminated by the Corporation with or without cause.

                  (b) The Corporation may terminate the employment of the Executive for cause at any time, in which event this Agreement shall automatically terminate in its entirety (except for the obligations of the Executive set forth in Section 8 and the obligations of the Corporation to make the payments set forth in Sections 5, 6 and 7, which shall immediately become due), and no further payments whatsoever shall be due to the Executive or to any beneficiary or his estate hereunder, except for the payment obligations of the Corporation under Sections 5, 6 and 7. Termination shall be deemed to be "for cause" only if such termination is by reason of conviction of a felony or by reason of any act, or failure to act, by the Executive, in bad faith and to the material detriment of the Corporation, as determined by the Board of Directors of LTV acting reasonably upon the substantial evidence before it. Notwithstanding the foregoing, the Board of Directors of LTV may, in its discretion, if it feels warranted under the circumstances, award some termination payment to the Executive.

                  (c) If, during the Term, the Executive's employment is terminated other than for the reasons set forth in Sections 9(d), 10 or 12(b) of this Agreement, in addition to the payments under Sections 5, 6 and 7, the Corporation shall pay to the Executive from its general funds, an amount equal to two (2) times the amount of the Executive's Annual Salary in equal monthly installments for twenty-four (24) months. In the event of the Executive's death before payment in full, the remaining payments shall be made to the beneficiary or beneficiaries designated by the Executive to the Corporation in writing or, absent such a designation, to his estate. If the Corporation terminates the Executive's employment under this Section 12(c), it shall also provide the following benefits to the Executive: (i) continuation for the Executive and his dependents for a period of three years of that group medical, dental and life insurance coverage which is generally applicable to the Corporation's salaried employees and dependents; (ii) continuation of the split dollar life insurance program described in Section 4(c) of this Agreement; (iii) transfer to the Executive of title to the vehicle which the Executive is then using, free and clear of any liens (but the Executive shall pay all taxes associated with the transfer); (iv) executive outplacement services consistent with the level of such services provided to other senior executives; and (v) the payment of the portion of any annual incentive bonus award to which the Executive would have been entitled for the year in which the termination occurs, prorated based upon the date of termination.

         13. CIRCUMSTANCES WHICH EXECUTIVE MAY CONCLUSIVELY DEEM TO BE A TERMINATION WITHOUT CAUSE.


                  Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to resign voluntarily upon written notice to the Chief Executive Officer of LTV within sixty (60) days of any of the following events, but only if any such event shall have occurred on or prior to November 1, 2002, and to have such resignation treated as a termination by the Corporation without cause, thereby entitling the Executive to all benefits under this Agreement arising from such termination:

                  (a) a material adverse change or announcement of a material adverse change in the Executive's position and offices with Copperweld or LTV set forth in Section 1;

                  (b) a material adverse change in the authority, duties or responsibilities of the Executive;

                  (c) a reduction in the Executive's Annual Salary or annual incentive opportunity from its then current level; or

                  (d) a material breach of this Agreement or the Trust Agreement by the Corporation which has not been cured within thirty (30) days after the Corporation has received notice of such breach from the Executive, except for a failure by the Corporation to pay any amounts due hereunder or under the Trust Agreement, in which case the cure period shall be ten (10) days after such notice;

provided, however, that a sale of substantially all of the assets or stock of LTV or Copperweld which does not constitute the sale of substantially all the combined assets or combined stock of LTV Steel and Copperweld shall not be deemed to cause a material adverse change for purposes of (a) or (b) of this
Section 13.

         14. SUPERSEDING EFFECT; ENTIRE AGREEMENT; WAIVER OF PREPETITION CLAIMS.

                  (a) This Agreement supersedes any prior agreements or understandings, oral or written, with respect to employment of the Executive, including the Current Agreement, which is terminated in its entirety as of the Effective Date, and constitutes the entire agreement with respect thereto. It cannot be changed or terminated orally and may be modified only by a subsequent written agreement executed by both the parties hereto.

                  (b) The Executive irrevocably waives and releases any debt, right or claim he has under the Current Agreement that arose prior to the Bankruptcy Proceeding.

         15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         16. NON-ASSIGNABILITY BY EXECUTIVE. The parties agree and understand that this Agreement may not be assigned by any party hereto under applicable law without the express prior written consent of the other parties. Any assignment in violation of this covenant shall be null and void.

         17. SUCCESSORS AND ASSIGNS. Except as otherwise provided in Section 16 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

         18. PAYMENT OF LEGAL FEES AND COSTS.

                  (a) The Corporation shall reimburse the Executive for his reasonable legal fees and expenses incurred in connection with the negotiation of this Agreement and the Trust Agreement, with any taxes imposed on any income imputed to the Executive, net of any available deductions, grossed-up.

                  (b) The Corporation hereby agrees to reimburse the Executive or his designated beneficiary, estate or personal representatives to the fullest extent permitted by law, for any legal and other fees and expenses that Executive or his designated beneficiary, estate or personal representatives may reasonably incur in connection with any action taken or contest threatened or implemented relating to the enforcement, validity or interpretation of any provision of this Agreement or the Trust Agreement, including actions brought to establish entitlement to payments or benefits hereunder, regardless of the outcome thereof, plus in the case of any money judgment obtained under this Agreement against the Corporation, interest at the rate of ten percent (10%) per annum. The Executive or his designated beneficiary, estate or personal representatives shall present to the Corporation an itemized statement, together with reasonable proofs of payment required by the Corporation, of all legal fees and expenses for which Executive or his designated beneficiary, estate or personal representatives requests reimbursement. The Corporation shall reimburse Executive or his designated beneficiary, estate or personal representatives within ten (10) days of receipt of such itemized statement and documentation.

         19. CERTAIN ADDITIONAL PAYMENTS BY THE CORPORATION. Anything in this Agreement to the contrary notwithstanding, if it shall be determined (as hereafter provided) that any payment (other than the Gross-Up payments provided for in this Section 19) or distribution by the Corporation or any of its affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation the Trust, any stock option, performance share, performance unit, stock appreciation fight or similar right, or the lapse or termination of any restriction on or the vesting or exercisability or any of the foregoing (a "Payment), would be subject to the excise tax imposed by Section 4999 of the Code by reason of being considered "contingent on a change in ownership or control" of LTV or Copperweld, within the meaning of Section 280G of the Code or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment") from the Corporation.

The Gross-Up Payment shall be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Payment.

                  IN WITNESS WHEREOF, the Executive has signed and sealed this Agreement and LTV and Copperweld have each caused this Agreement to bc executed by a duly authorized person and its corporate seal to be hereunto affixed the day and year first above written.

WITNESS:                                                  EXECUTIVE:

 /s/ Frank E. Filipovitz                        /s/ John D. Turner
-----------------------------                  -----------------------------
                                                    John D. Turner

ATTEST:                                        THE LTV CORPORATION


 /s/ Glenn J. Moran                            By:  /s/ George T. Henning
-----------------------------                       ----------------------------

(SEAL)


ATTEST                                         COPPERWELD CORPORATION


 /s/ Glenn J. Moran                            By:  /s/ George T. Henning
-----------------------------                       ----------------------------

(SEAL)

                                                                       Exhibit A

                                 TRUST AGREEMENT

         THIS AGREEMENT made this 3rd day of April, 2001, by and between THE LTV CORPORATION ("LTV"), COPPERWELD CORPORATION ("Copperweld") (collectively, and jointly and severally, the "Company") and MELLON BANK, N.A. ("Trustee").

         WHEREAS, LTV, Copperweld and JOHN D. TURNER ("Executive") have contemporaneously herewith entered into an Employment Agreement dated April 3, 2001 ("Employment Agreement");

         WHEREAS, the Company expects to incur liability to Executive under the terms of the Employment Agreement; and

         WHEREAS, it is a condition of the Employment Agreement that the Company establish this trust (the "Trust") and to contribute to the Trust the assets that shall be held therein, until paid to Executive and his beneficiary in such manner and at such times as specified in the Employment Agreement.

         NOW THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1. ESTABLISHMENT OF TRUST.

         (a) The Company hereby establishes the Trust with the Trustee, consisting of such sums of money and other property acceptable to the Trustee as from time to time shall be paid and delivered to and accepted by the Trustee from the Company. The Trustee may accept, purchase and hold only those assets which satisfy the investment guidelines set forth in Exhibit A. The Trustee shall have no duty to determine or collect contributions under the Employment Agreement and shall have no responsibility for any property until it is received and accepted by the Trustee. The Company shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Employment Agreement.

         All such money and other property paid or delivered to and accepted by the Trustee shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

         (b)      The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively as herein set forth.

         (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

SECTION 2. PAYMENTS TO EXECUTIVE AND HIS BENEFICIARIES.

         (a) Within two (2) business days following execution of this Agreement, the Company shall deliver to the Trustee a schedule (the "Payment Schedule") approved by Executive that indicates the amounts payable to and in respect of the Executive (and his beneficiaries), that provides for any required withholding of income or other payroll taxes imposed on Executive (and his beneficiaries), that provides instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid, and the time for payment of such amounts (as provided for under the Employment Agreement). Except as otherwise provided herein, the Trustee shall make payments to the Executive and his beneficiaries in accordance with such Payment Schedule.

         (b) It is the intent of the Company and the Trustee that the Company shall be responsible for determining and effecting all federal, state and local tax aspects of the Employment Agreement and the Trust, including without limitation income taxes payable on the Trust's income, if any, any required withholding of income or other payroll taxes in connection with the payment of benefits from the Trust pursuant to the Employment Agreement, and all reporting required in connection with any such taxes. To the extent that the Company is required by applicable law to pay or withhold such taxes or to file such reports, such obligation shall be the responsibility of the Company; provided, however, that the Trustee shall reimburse the Company for any income or payroll taxes imposed on

                  Executive (and his beneficiaries) as a result of payments pursuant to the Payment Schedule and paid by the Company. To the extent the Trustee is required by applicable law to pay or withhold such taxes or to file such reports, the Company shall inform the Trustee of such obligation, shall direct the Trustee with respect to the performance of such obligations and shall provide the Trustee with all information required by the Trustee to meet such obligations.

         (c) The entitlement of Executive or his beneficiaries to benefits under the Employment Agreement shall be determined under the Employment Agreement, and any claim for such benefits shall be considered and reviewed under the dispute resolution procedures set out in the Employment Agreement. The Company and Executive shall notify the Trustee of such determination and shall direct commencement of payments of such benefits.

         (d) The Company may make payment of benefits directly to the Executive or his beneficiaries as they become due under the terms of the Employment Agreement. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the Executive or his beneficiaries. In addition, if the principal of the Trust, together with any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Employment Agreement, the Company shall make up the balance of each such payment as it falls due. The Trustee shall notify the Company when principal and earnings are not sufficient.

SECTION 3. PAYMENTS TO COMPANY.

         Except as otherwise provided herein, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Executive and his beneficiaries pursuant to the terms of the Employment Agreement (as certified to the Trustee by the Company and Executive or his beneficiaries).

SECTION 4. INVESTMENT AND ADMINISTRATIVE AUTHORITY.

         The Trustee shall invest the Trust Fund in accordance with investment guidelines attached hereto as Exhibit A, which shall be broad guidelines and shall not restrict the Trustee's investment discretion with respect to the selection of Trust assets within such investment guidelines. The Company and Executive may change the investment guidelines from time to time by providing the Trustee with new written guidelines signed by both the Company and Executive. Subject to the previous sentences of this Section 4, the Trustee shall have the powers described below:

         (a) The Trustee may invest and reinvest the principal and income of the Trust and keep it invested, without distinction between principal and income as permitted under Exhibit A, in any security or property as it, in its sole discretion, deems advisable; provided, however, that in no event may the Trustee invest in (i) securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests, (ii) any assets settled or held in safe keeping outside the United States or (iii) real estate. For this purpose, "real estate" includes, but is not limited to, real property, leaseholds, mineral interests, and any form of asset which is secured by any of the foregoing. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Executive or the Company.

         (b) The Trustee may collect and receive any and all money and other property due the Trust and give full discharge therefor.

         (c) The Trustee may deposit cash into interest bearing accounts in the banking department of the Trustee or an affiliated banking organization;

         (d) The Trustee may settle, compromise or submit to arbitration any claims, debt or damages due or owing to or from the Trust; the Trustee may also commence or defend suits or legal proceedings to protect any interest of the Trust, and may represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal.

         (e) The Trustee may take all action necessary to pay for authorized transactions, including borrowing or raising monies from any lender, including the Trustee, in its corporate capacity in conjunction with its duties under this Agreement and upon such terms and conditions as the Trustee may deem advisable to settle security purchases and securing the repayments thereof by pledging all or any part of the Trust.

         (f) The Trustee may appoint custodians, subcustodians or subtrustees (including affiliates of the Trustee), as to part or all of the Trust. The Trustee shall not be responsible or liable for any losses or damages suffered by the Company arising as a result of the insolvency of any custodian, subcustodian or subtrustee, except to the extent the Trustee was negligent in its selection or continued retention of such agent.

         (g) The Trustee may hold property in nominee name, in bearer form, or in book entry form, in a clearinghouse corporation or in a depository (including an affiliate of the Trustee), so long as the Trustee's records clearly indicate that the assets held are a part of the Trust. The Trustee shall not be responsible for any losses resulting from the deposit or maintenance of securities or other property (in accordance with market practice, custom, or regulation) with any recognized clearing facility, book-entry system, centralized custodial depository, or similar organization.

         (h) The Trustee may generally do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Trust.

         (i) The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. The Trustee shall have no control, liability or responsibility for any such substitution of assets.

SECTION 5. CONTRACTUAL SETTLEMENT AND INCOME; MARKET PRACTICE SETTLEMENTS

         (a) In accordance with the Trustee's standard operating procedure, the Trustee shall credit the Trust with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt. To the extent the Trustee credits income on contractual payment date, the Trustee may reverse such accounting entries to the contractual payment date if the Trustee reasonably believes that such amount will not be received.

         (b) In accordance with the Trustee's standard operating procedure, the Trustee will attend to the settlement of securities transactions on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Trustee settles certain securities transactions on the basis of contractual settlement date accounting, the Trustee may reverse to the contractual settlement date any entry relating to such contractual settlement if the Trustee reasonably believes that such amount will not be received.

         (c) Settlements of transactions may be effected in trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Company acknowledges that this may, in certain circumstances, require the delivery of cash or securities (or other property) without the concurrent receipt of securities (or other property) or cash. In such circumstances, the Trustee shall have no responsibility for nonreceipt of payment (or late payment) or nondelivery of securities or other property (or late delivery) by the counterparty, except as a result of the Trustee's own negligence or willful misconduct.

SECTION 6. DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust shall be accumulated and reinvested.

SECTION 7. ACCOUNTING BY TRUSTEE.

         The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing among the Company, Executive and the Trustee. Within 15 days following the close of each calendar month and within 15 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company and Executive a written account of its administration of the Trust during such month or during the period from the close of the last preceding month to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions affected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such month or as of the date of such removal or resignation, as the case may be. If, within ninety (90) days after the receipt by the Company and Executive of a statement with respect to the Trust, the Company or Executive has not given the Trustee written notice of any exception or objection thereto, the statement shall be deemed to have been approved, and in such case, the Trustee shall not be liable for any matters in such statements.

SECTION 8. RESPONSIBILITY OF TRUSTEE.

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company or Executive which is contemplated by, and in conformity with, the terms of the Employment Agreement (as certified to the Trustee by the Company and Executive) or this Trust and is given in writing by the Company and Executive. In the event of a dispute between the Company and Executive or the Company or Executive and a third party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) The Trustee is not a party to, and has no duties or responsibilities under, the Employment Agreement other than those that may be expressly contained in this Agreement. As it relates to the Trustee only, in any case in which a provision of this Agreement conflicts with any provision in the Employment Agreement, this Agreement shall control.

         (c) The Trustee shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, direction, instruction, consent, certification or other instrument believed by it to be genuine and delivered by the proper party or parties.

         (d) The Company agrees to indemnify and hold harmless the Trustee, its parent, subsidiaries and affiliates, and each of their respective officers, directors, employees and agents from and against all liability, loss and expense, including reasonable attorneys' fees and expenses incurred by the Trustee or any of the foregoing indemnitees arising out of or in connection with this Agreement, except as a result of the Trustee's own negligence or willful misconduct. This indemnification shall survive the termination of this Agreement.

         (e) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

         (f) The Trustee may consult with legal counsel (who may not be counsel for the Company or Executive) with respect to any of its duties or obligations hereunder and as a part of its reimbursable expenses under Section 9 of this Agreement, pay counsel's reasonable compensation and expenses. The Trustee shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         (g) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder, and shall be part of its reimbursable expenses under Section 9 of this Agreement.

         (h) The Trustee shall have without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (i) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         (j) Notwithstanding anything in this Agreement to the contrary contained herein, the Trustee shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Trust resulting from any event beyond the reasonable control of the Trustee, its agents or custodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event. This Section shall survive the termination of this Agreement.

         (k) The Trustee shall not be liable for any act or omission of any other person in carrying out any responsibility imposed upon such person and under no circumstances shall the Trustee be liable for any indirect, consequential, or special damages with respect to its role as Trustee.

SECTION 9. COMPENSATION AND EXPENSES OF TRUSTEE.

         The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. The Trustee shall be entitled to fees for services as mutually agreed. The Company acknowledges that as part of the Trustee's compensation, the Trustee may earn interest on balances including disbursement balances and balances arising from purchase and sale transactions. If the Trustee advances cash or securities to the Trust for any purpose, or in the event that the Trustee shall incur or be assessed taxes, interest, charges, expenses, assessments, or other liabilities in connection with the performance of this Agreement, except such as may arise from its own negligent action, negligent failure to act or willful misconduct, any property at any time held in the Trust Fund shall be security therefor and if the Company does not pay or reimburse the Trustee therefore after reasonable notice (with a copy to Executive), the Trustee shall be entitled to collect from the Trust sufficient cash for reimbursement, and if such cash is insufficient, dispose of the assets of the Trust Fund to the extent necessary to obtain reimbursement. To the extent the Trustee advances funds to the Trust for disbursements or to effect the settlement of purchase transactions, the Trustee shall be entitled to collect from the Trust, an amount equal to what would have been earned on the sums advanced (an amount approximating the "federal funds" interest rate).

SECTION 10. RESIGNATION AND REMOVAL OF TRUSTEE.

         (a) The Trustee may resign at any time by written notice to the Company and Executive, which shall be effective 60 days after receipt of such notice unless the Company, Executive and the Trustee agree otherwise.

         (b) The Trustee may be removed by the Company and Executive acting jointly on 60 days written notice or upon shorter written notice accepted by the Trustee.

         (c) If the Trustee resigns or is removed, a successor shall be appointed in accordance with Section 11 hereof by the effective date of resignation or removal under paragraphs (a) or (b) of this Section. If no such appointment has been validly made, the Trustee shall apply to a court of competent jurisdiction for appointment of a successor or for instructions, and the resignation or removal shall not be effective until a successor trustee is validly appointed. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust and paid in accordance with Section 9 of this Agreement.

SECTION 11. APPOINTMENT OF SUCCESSOR.

         (a)      If the Trustee resigns or is removed in accordance with
                  Section 10(a) or (b) hereof, the Company and Executive acting jointly shall appoint a bank or trust company authorized to provide trust services, as a successor to replace the Trustee upon such resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Section 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION 12. AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee, Executive and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Employment Agreement (as certified to the Trustee by the Company and Executive) or shall make the Trust revocable.

         (b) The Trust shall not terminate until the date on which Executive and his beneficiaries are no longer entitled to benefits pursuant to the terms of the Employment Agreement (as certified to the Trustee by the Company and Executive).

         (c) Upon written approval of the Executive or beneficiaries entitled to payment of benefits pursuant to the terms of the Employment Agreement, the Company may terminate this Trust prior to the time all benefit payments under the Employment Agreement have been made.

         (d)      Upon termination of the Trust pursuant to Section 12(b) or
                  Section 12(c) any assets remaining in the Trust shall be returned to the Company.

SECTION 13. MISCELLANEOUS.

         (a) Neither the Company nor the Trustee may assign this Agreement without the prior written consent of the other and Executive, except that the Trustee may assign its rights and delegate its duties hereunder to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Trustee. This Agreement shall be binding upon, and inure to the benefit of, the Company and the Trustee and their respective successors and permitted assigns and to Executive, his beneficiaries, heirs and personal representatives. Any entity which shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of the Trustee shall, upon such succession and without any appointment or other action by the Company, be and become successor Trustee hereunder, upon notification to the Company.

         (b) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (c) Benefits payable to Executive and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (d) Notwithstanding anything to the contrary contained elsewhere in this Trust Agreement, any reference to the Employment Agreement or Employment Agreement provisions which require knowledge or interpretation of the Employment Agreement shall impose a duty upon the Company to communicate such knowledge or interpretation to the Trustee. The Trustee shall have no obligation to know or interpret any portion of the Employment Agreement and shall in no way be liable for any proper action taken contrary to the Employment Agreement.

         (e) This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The parties hereby expressly waive, to the full extent permitted by applicable law, any right to trial by jury with respect to any judicial proceeding arising from or related to this Agreement.

SECTION 14. RELIANCE ON REPRESENTATIONS.

         (a) The Company and the Trustee each acknowledge that the other will be relying, and shall be entitled to rely, on the representations, undertakings and acknowledgments of the other as set forth in this Agreement. The Company and the Trustee each agree to notify the other promptly if any of its representations, undertakings, or acknowledgments set forth in this Agreement ceases to be true.

         (b) The Company and the Trustee hereby each represent and warrant to the other that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on their behalf has the requisite authority to bind the Company and the Trustee to this Agreement.

SECTION 15. EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be the 3rd day of April, 2001.

THE LTV CORPORATION

BY:
    -----------------------------

NAME:
      ---------------------------

TITLE:
       --------------------------
AND

BY:
    -----------------------------

NAME:
      ---------------------------

TITLE:
       --------------------------

COPPERWELD CORPORATION

BY:
    -----------------------------

NAME:
      ---------------------------

TITLE:
       --------------------------

AND

BY:
    -----------------------------

NAME:
      ---------------------------

TITLE:
       --------------------------

MELLON BANK, N.A.

BY:
    -----------------------------

NAME:
      ---------------------------

TITLE:
       --------------------------

AND

BY:
    -----------------------------

NAME:
      ---------------------------

TITLE:
       --------------------------

                                                                       EXHIBIT A

                              Investment Guidelines

Objective:
---------

In view of the relatively short investment horizon, the primary investment objective is preservation of capital, with maximization of return as the secondary objective.

Allowable Investments:
---------------------

Allowable investments are as follows:
         -        Cash
         -        Money market funds
                  - Registered under the Investment Company Act of 1940, as
                    amended
                  - In compliance with the Securities and Exchange Rule 2a-7
                  - With a maximum ninety day average maturity

Background:
----------

The assets may be required for distribution as follows:


------------------------------------------------------------------------------------------------------
                                                          POTENTIAL DISTRIBUTION
------------------------------------------------------------------------------------------------------
          Appr. % of Total                                                 No. of Months from
            Trust Assets                         Dates                Inception of Trust (3/31/00)
            ------------                         -----                ----------------------------
------------------------------------------------------------------------------------------------------
                 7                              6/30/01                            3
------------------------------------------------------------------------------------------------------
                 7                              1/1/02                             9
------------------------------------------------------------------------------------------------------
                                                6/30/02                         3* - 15
                 7                            or earlier
------------------------------------------------------------------------------------------------------
                                                1/1/03                          3* - 33
                 79                           or earlier
------------------------------------------------------------------------------------------------------
                100
------------------------------------------------------------------------------------------------------
               *Assuming not needed before 6/30/01
------------------------------------------------------------------------------------------------------

The majority of the assets could be required for disbursement in as little as three months, or a most thirty-three months from inception of the trust.

           Payment Schedule under Trust Agreement dated April 3, 2001 between The LTV Corporation ("LTV"), Copperweld Corporation
     ("Copperweld") (collectively, and jointly and severally, the "Company")
      and Mellon Bank, N.A. ("Trustee") f/b/o John D. Turner ("Executive"),
             established pursuant to the Employment Agreement dated
              April 3, 2001 among LTV, Copperweld and the Executive


I.       Retention Bonus

       PAYMENT DATES AND AMOUNTS:                      DATE                                 AMOUNT
       -------------------------                       ----                                 ------
                                              June 30, 2001               25% of Deferral Account balance on such
                                                                          date, less any amount paid directly to
                                                                          Executive by the Company and identified as a
                                                                          payment pursuant to Section 5 of the
                                                                          Employment Agreement

                                              January 1, 2002             33% of Deferral Account balance on such
                                                                          date, less any amount paid directly to
                                                                          Executive by the Company and identified as
                                                                          a payment pursuant to Section 5 of the
                                                                          Employment Agreement

                                           Earlier of June 30,            50% of Deferral Account balance on such date,
                                           2002 or confirmation of        less any amount paid directly to Executive
                                           plan of reorganization         by the Company and identified as
                                                                          a payment pursuant to Section 5 of the
                                                                          Employment Agreement

                                           The entire balance of the Deferral Account on the earliest to occur of:

                                    1.  January 1, 2003;

                                    2. Confirmation of a plan of reorganization of LTV and Copperweld pursuant to the bankruptcy proceeding now pending in
                                        United States Bankruptcy Court,
                                        Youngstown, Ohio;

                                    3.  The sale of substantially all the
                                        combined assets or combined stock of LTV
                                        Steel Company, Inc. or Copperweld;

                                    4.  The Executive's death;

                                    5. The Executive's permanent incapacity, as defined in the Employment Agreement;


                                    6.  Involuntary termination of the
                                        Executive's employment by the Company
                                        for any reason; or

                                    7.  The voluntary termination by the
                                        Executive of his employment after the
                                        appointment of a new Chief Executive
                                        Officer of LTV (or its successor), other than the Executive, provided that in the event of such appointment the Executive shall have given six (6) months' prior written notice to the Chief Executive Officer of his intention to so terminate;

                                    provided, in each event, that the Executive is then employed by the Company.

II.      Supplemental Pension Benefit

PAYMENT DATE:              The earliest to occur of:
------------

                           1.       January 1, 2003;

                           2. Confirmation of a plan of reorganization of LTV and Copperweld pursuant to the bankruptcy proceeding now pending in United States Bankruptcy Court, Youngstown, Ohio;

                           3. The sale of substantially all the combined assets or combined stock of LTV Steel Company, Inc. or Copperweld;

                           4.       The Executive's death;

                           5. The Executive's permanent incapacity, as defined in the Employment Agreement;

                           6. Involuntary termination of the Executive's employment by the Company for any reason; or

                           7. The voluntary termination by the Executive of his employment after the appointment of a new Chief Executive Officer of LTV (or its successor), other than the Executive, provided that in the event of such appointment the Executive shall have given six (6) months' prior written notice to the Chief Executive Officer of his intention to so terminate;

         provided, in each event, that the Executive is then employed by the Company.

PAYMENT AMOUNT:            A lump sum equal to the present value on the payment
--------------             date of the Executive's supplemental pension benefit
                           as provided in Section 6 of the Employment
                           Agreement, as certified as of the payment date by LTV, Copperweld and the Executive.

III.     Withholding:      All Federal,  Pennsylvania  and Ohio state and local
                           income and insurance contribution taxes, as certified as of the payment date by Copperweld and the Executive.


Approved this ____ day of April, 2001


----------------------------------
John D. Turner

The LTV Corporation

By:
    ------------------------------
      Its:


Copperweld Corporation

By:
    ------------------------------
      Its: